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CUSIP NO. 984138107                   13D                    PAGE 11 OF 11 PAGES


                 Exhibit (4) Required by Item 7 of Schedule 13D



                                   AGREEMENT

     The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, including such reports made by or as part of a Tender Offer Statement on Schedule TO, may be filed in a single statement on behalf of all such persons, and further, each such person designates Marc D. Hamburg as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.


Dated:    August 7, 2001


                                 BX MERGER SUB INC.

                                 By:    /s/ Marc D. Hamburg
                                        -------------------------
                                 Name:  Marc D. Hamburg
                                 Title: President



                                 BERKSHIRE HATHAWAY INC.

                                 By:    /s/ Marc D. Hamburg
                                        -------------------------
                                 Name:  Marc D. Hamburg
                                 Title: Vice President and
                                        Chief Financial Officer


                                 WARREN E. BUFFETT

                                       /s/ Warren E. Buffett
                                       -------------------------